                  SECOND AMENDED AND RESTATED IDEX CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                    BACKGROUND, PURPOSE, AND EFFECTIVE DATE

     IDEX Corporation, a Delaware corporation (the "Corporation"), by resolution of its Board of Directors, adopted the IDEX Corporation Directors Deferred Compensation Plan (the "Plan"), effective as of January 1, 1993, for the benefit of the non-employee members of its Board of Directors (the "Directors").

     In order to make certain changes to the Plan, an Amended and Restated IDEX Corporation Directors Deferred Compensation Plan was adopted by a resolution of the Board of Directors of IDEX Corporation, effective as provided below (the "Amended Plan").

     In order to make further changes to the Amended Plan, the Directors have adopted the changes set forth in new Section 2.1.b and accompanying Exhibit D and other clarifying changes in this Second Amended and Restated IDEX Corporation Directors Deferred Compensation Plan (the "Second Amended Plan").

SECTION 1.1--BACKGROUND AND PURPOSE OF THE PLAN

     The Corporation wishes to provide members of its Board of Directors who are not employees of the Corporation with the opportunity to defer payment of all of the compensation they receive in a particular year or years for serving as Directors.

SECTION 1.2--EFFECTIVE DATE AND TERM

     The Amended Plan was effective as of January 1, 1997. The Plan as in effect prior to the date of approval of the Amended Plan by the shareholders of the Corporation was in effect through December 31, 1996. The Second Amended Plan shall become effective as of November 20, 1997 and shall continue until such time as it is terminated or amended and restated by resolution of the Board of Directors in accordance with Article V.

SECTION 1.3--SHARES SUBJECT TO PLAN

     The shares of stock subject to Deferred Compensation Units shall be shares of the Corporation's Common Stock. The aggregate number of such shares which may be distributed pursuant to Deferred Compensation Units under the Amended Plan shall not exceed 50,000 shares.

                                   ARTICLE II

                                 CONTRIBUTIONS

SECTION 2.1--DEFERRED COMPENSATION

     a. DEFERRAL ELECTION PROCEDURE. With respect to each quarter, beginning with the first quarter of 1997 and continuing during the period in which this Plan remains in effect, the Corporation shall credit with all of the amount of future compensation as such Director has elected in writing to defer under the Amended Plan (pursuant to the form attached hereto as Exhibit A and incorporated herein by this reference) and carried in the accounts provided for in Section 3.1 (the "Deferred Amounts"). An election to defer shall be made prior to the calendar year for which the compensation so deferred is earned, and shall be irrevocable with respect to the calendar year to which it applies and shall remain in effect for future calendar years unless a new election is made by such Director effective with respect to a calendar year and delivered to the Corporation by the December 31 preceding such calendar year, provided, however, that, to the extent necessary for such election or new election and related deferrals to qualify for the exemption specified by Rule 16b-3 under the Securities Exchange Act of 1934 as then in effect ("Rule 16b-3"), no such election or new election may be made less than six months (or such other period as Rule 16b-3 may specify) prior to the first date on which such deferred compensation would have been paid if no deferral election were made, and such election or new election shall otherwise comply with any applicable requirements for exemption under Rule 16b-3. In that regard, a Director may make a new election each year setting forth a deferral period and form of payment pursuant to the form attached hereto as Exhibit A. The crediting of the Deferred Amounts under this Amended Plan shall be made on the first day of the quarter after the amounts are earned, or such other date on which such amounts would otherwise have been paid to the Director. Any amounts credited to the Deferred Compensation Account under the Plan prior to January 1, 1997 (the "Prior Deferred Amounts") shall be credited to the Interest-Bearing Account as set forth in Section 3.1.

     b. DEFERRAL DISTRIBUTION DATE ELECTION CHANGES. A Director may change the distribution date, subject to the requirements and limitations of this Section 2.1.b. A Director may change his or her distribution date by completing and signing a Deferral Distribution Date Election Change Form and returning it to the Administrator in accordance with the rules of the Second Amended Plan.
Such Deferral Distribution Date Election Change Form shall be in the form attached hereto as Exhibit D. For purposes of this Section 2.1.b., a Director shall be considered to have made a new deferral distribution date election on the date that the Administrator receives such form.

     If a Director's new deferral distribution date election made in accordance with this Section 2.1.b. designates a new distribution date, such distribution date shall be no earlier than the later of (i) such Director's distribution date (if any) under his or her present deferral election (as elected on the original election form or a prior deferral distribution date election change form, as the case may be), or (ii) the first day of the second deferral year following the year in which the change in the deferral is made. A Director may not make a new deferral election in accordance with this Section 2.1.b. during the four calendar years following the year in which the Director made his or her last change in the deferral distribution date.


                                  ARTICLE III

                            ACCOUNTS AND INVESTMENT


SECTION 3.1--THE DEFERRED AMOUNTS

     The Corporation shall establish on its books the necessary accounts to accurately reflect the Corporation's liability to each Director who has deferred compensation under the Amended Plan. To each account shall be credited, as applicable, Deferred Amounts and Dividend Equivalents (as defined below) on the common stock, par value $.01 per share, of the Corporation (the "Common Stock") and interest. The Corporation shall maintain separate subaccounts for each annual compensation deferral election in order to accurately reflect the Benefits (as defined in Section 4.1 ) distributable in a particular distribution year. Payments to the Director under the Amended Plan shall be debited to the appropriate accounts.

     a. INTEREST-BEARING ACCOUNT. Compensation which a Director has elected to defer into an Interest-Bearing Account shall be credited to the Interest-Bearing Account on the same date that it would otherwise be payable to such Director (the "Deferral Date"). Deferred Amounts carried in this account shall earn interest from the Deferral Date to the date of payment. The Deferred Amount allocated to the Interest-Bearing Account shall be adjusted no less often than quarterly to reflect hypothetical earnings for the quarter equal to the U.S. Government Securities Treasury Constant Maturities with 10 year maturities as of the December 1 of the calendar year preceding the quarter for which the earnings are credited plus 200 basis points, compounded at least annually. Such adjustments shall be made until no amounts remain in the Director's Interest-Bearing Account.

     b. DEFERRED COMPENSATION UNITS ACCOUNT. A Director who has elected to defer compensation into a Deferred Compensation Units Account shall have the amount of such compensation credited to his or her account as of the Deferral Date, and such Deferred Amount shall also be converted into a number of Deferred Compensation Units as of the Deferral Date by dividing the Deferred Amount by the Fair Market Value of the Corporation's Common Stock as of the Deferral Date. For purposes of the Plan, "Fair Market Value" shall mean the fair market value of a share of the Common Stock as of a given date measured as
(i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day



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


previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Compensation Committee of the Board acting in good faith.

     If Deferred Compensation Units exist in a Director's account on a dividend record date for the Common Stock, Dividend Equivalents shall be credited to the Director's account on the corresponding dividend payment date, and shall be converted into the number of Deferred Compensation Units which could be purchased. at a price equal to the Fair Market Value of the Common Stock as of such dividend payment date, with the amount of Dividend Equivalents so credited. For purposes of the Amended Plan, "Dividend Equivalent" shall mean an amount equal to the cash dividend payable on any dividend payment date on one share of Common Stock multiplied by the number of Deferred Compensation Units in the Deferred Compensation Units Account as of the dividend record date.

     In the event of any change in the Corporation's Common Stock outstanding, by reason of any stock split or dividend, recapitalization, merger, consolidation, combination or exchange of stock or similar corporate change, such equitable adjustments, if any, by reason of any such change, shall be made in the number of Deferred Compensation Units credited to each Director's Deferred Compensation Units Account.

     c. TRANSFERS BETWEEN ACCOUNTS. If and only if permissible under any applicable provisions of Rule 16b-3 as then in effect without affecting a director's disinterested status thereunder, upon advice of counsel, transfers from the Interest-Bearing Account to the Deferred Compensation Units Account may be made at any time requested by the Director on a date specified in a notice to the Corporation; provided, however, that, to the extent necessary for such transfer to qualify for the exemption specified by Rule 16b-3, the date such notice is received by the Corporation must be at least six months (or such other period as Rule 16b-3 may specify) prior to the date specified for such transfer and such transfer shall otherwise comply with any applicable requirements for exemption under Rule 16b-3. No transfers may be made from the Deferred Compensation Units Account to the Interest-Bearing Account.

SECTION 3.2--VESTING

     At all times a Director shall have a 100% nonforfeitable right to the amounts credited to his or her accounts.




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


                                   ARTICLE IV

                                    BENEFITS


SECTION 4.1--AFTER STATED PERIOD OR UPON CESSATION OF SERVICE AS DIRECTOR

     The balance in the Interest-Bearing Account, including adjustments that continue to be made pursuant to Article Ill, shall be paid in cash by the Corporation. and the number of shares of Common Stock equal to the number of Deferred Compensation Units (rounded down to the nearest whole unit) (together, the balance in the Interest-Bearing Account and the Deferred Compensation Units are referred to as the "Benefit") shall be paid or distributed, as the case may be, to the Director on the January 1 following the number of deferral years elected by the Director (either five or ten years after the year for which compensation is deferred) (for example if a five year deferral election were made, deferral of 1993 compensation would first be distributed on January 1,
1999) or following the Director's cessation of service as Director for any reason other than death (the date of which shall be referred to as the "Date of Cessation"), in one lump sum or in five substantially equal annual payments with respect to the balance in the Interest-Bearing Account and five substantially equal numbers of shares of Common Stock with respect to Deferred Compensation Units, as selected by a Director. Elections pursuant to this Section shall be made at the same time and in the same manner as election to defer is made pursuant to Section 2.1.

SECTION 4.2--UPON DEATH

     In the event of a Director's death, the Corporation shall pay the Benefit, or in the event of a Director's death after commencement of the payment of the Benefit under Section 4.1, the remaining balance of the Benefit, in one lump sum as soon as practicable following the death of the Director or to the Director's Beneficiary.

SECTION 4.3--CHANGE IN CONTROL

     In the event of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding common shares of the Corporation are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Corporation or purchased by any person (s), firm (s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Corporation, or any combination of such redemption, purchase or exchange, or (ii) at least 51 percent of the Corporation's assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Corporation for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Corporation is merged or consolidated with another corporation regardless of whether the Corporation is the survivor (except any such transaction solely for the purpose of changing the Corporation's domicile or which does not change the ultimate beneficial ownership of the equity interests in the Corporation), or (b) any substantial equivalent of any




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


such redemption, purchase, exchange, change, transaction or series of transactions, merger or consolidation constituting such change of management or control, the Corporation shall pay the Benefit to the Director in one lump sum. In the transaction giving rise to such change of management or control was approved in advance by a majority of the Board of Directors, payment of the Benefit shall be made at the closing of such transaction. If the transaction giving rise to the change of management or control was not so approved, payment of the Benefit shall be made immediately upon the occurrence of the event or transaction giving rise to the change of management or control.


                                   ARTICLE V

                     AMENDMENT, SUSPENSION, OR TERMINATION

SECTION 5.1--AMENDMENT, SUSPENSION, OR TERMINATION

     The Board of Directors may amend, suspend or terminate the Amended Plan, in whole or in pan, at any time and from time to time by resolution adopted at a regular or special meeting of the Board or Directors, and only in such manner.

SECTION 5.2--NO REDUCTION

     No amendment, suspension or termination shall operate to adversely affect the Benefit otherwise available to a Director if the Director had ceased being a Director as of the effective date of such amendment, suspension, or termination. Any Benefit determined as of such date shall continue to be adjusted as provided in Article III and payable as provided in Article IV.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

SECTION 6.1--BENEFICIARY

     "Beneficiary" shall mean any one or more persons, corporation, trusts, estates, or any combination thereof, last designated by a Director to receive the Benefit provided under this Amended Plan. Any designation made hereunder shall be revocable, shall be in writing either on a facsimile of the form annexed hereto as Schedule I or in a written instrument containing the information requested in Schedule 1, and shall be effective when delivered to the Corporation at its principal office. If the Corporation, in its sole discretion, determines that there is not a valid designation, the Beneficiary shall be the executor or administrator of the Director's estate.

SECTION 6.2--NONASSIGNABILITY

     The interest of any person under this Amended Plan (other than the Corporation) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of such person, and any attempt to effectuate any such actions shall be void.

SECTION 6.3--INTEREST OF DIRECTOR

     The Director and any Beneficiary shall, in respect to accounts and any Benefit to be paid, shall be and remain simply a general unsecured creditor of the Corporation in the same manner as any other creditor having a general claim for compensation, if and when the Director's or Beneficiary's rights to receive payments shall mature and become payable. At no time shall the Director be deemed to have any right, title or interest, legal or equitable, in any asset of the Corporation, including, but not limited to, any Common Stock or investments which represent amounts credited to the Interest-Bearing Account.

SECTION 6.4--WITHHOLDING

The Corporation shall have the right to deduct or withhold from the Benefits paid under this Amended Plan or otherwise all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of this Amended Plan.

SECTION 6.5--FUNDING

     This Amended Plan shall not be a funded plan. The Corporation shall not set aside any funds, or make any investments or set aside Common Stock, for the specific purpose of making payments under the Amended Plan. All Benefits paid under the Amended Plan shall be paid from the general assets of the Corporation. Benefits payable under the Amended Plan may be reflected on the accounting records of the Corporation, but such accounting shall not be construed to create or require the creation of a trust, custodial or escrow account.

SECTION 6.6--EXCLUSIVITY OF PLAN

     This Amended Plan is intended solely for the purpose of deferring compensation to the Directors to the mutual advantage of the parties. Nothing contained in this Amended Plan shall in any way affect or interfere with the right of a Director to participate in any other benefit plan in which he or she may be entitled to participate.

SECTION 6.7--NO RIGHT TO CONTINUED SERVICE

This Amended Plan shall not confer any right to continued service on a Director.

SECTION 6.8--NOTICE

     Each notice and other communication to be given pursuant to this Amended Plan shall be in writing and shall be deemed given only when (a) delivered by hand, (b) transmitted by telex or telecopier (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the Corporation at its principal office and to a Director at the last known address of such Director (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).

SECTION 6.9--CLAIMS PROCEDURES

     If a Director or the Director's Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Corporation. The Corporation shall establish a claims procedure under which:

           (a) the Corporation shall be required to provide adequate notice in writing to the Director or the Beneficiary whose claim for benefits has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by the Director or the Beneficiary, and

           (b) the Corporation shall afford a reasonable opportunity to the Director or the Beneficiary whose claim for Benefits has been denied for a full and fair review by the Corporation of the decision denying the claim.

SECTION 6.10--ILLINOIS LAW CONTROLLING

     This Amended Plan shall be construed in accordance with the laws of the State of Illinois.

SECTION 6.11--BINDING ON SUCCESSORS

     This Amended Plan shall be binding upon the Directors and the Corporation, their heirs, successors, legal representatives and assigns.

                                    * * * *

     I hereby certify that the foregoing Plan was duly approved by the Board of Directors of IDEX Corporation effective November 20, 1997.

     Executed on this 16th day of December, 1997.

                                    /s/ Wayne P. Sayatovic
                                    Secretary

                                                                       Exhibit A



                                IDEX CORPORATION
        SECOND AMENDED AND RESTATED DIRECTORS DEFERRED COMPENSATION PLAN
                                 ELECTION FORM

I hereby elect to defer all of my compensation earned after December 31 of this year for serving as Director of IDEX Corporation (the "Corporation"). This election is irrevocable and shall remain in effect for the calendar year beginning with the next January 1. My election shall remain in effect for each subsequent calendar year until it is revoked by me in a writing delivered to the Corporation, in accordance with the terms of the Second Amended and Restated Directors Deferred Compensation Plan (the "Plan"), prior to the beginning of such calendar year. Once revoked, there will be no deferral of my compensation until I make a new election in accordance with the terms of the Plan.

     With respect to the compensation deferred pursuant to this election, I hereby elect to have such deferral credited as follows [check one]:


             ______       interest-Bearing Account, or

             ______       Deferred Compensation Units Account; and

I further elect to receive distribution of the Deferred Amount in [check one]:

             ______       five annual installments pursuant to Section 4.1 of the Plan, or

             ______       a single lump sum pursuant to Section 4.1 of the Plan;

beginning on the January 1 following [check one]:

             ______       my cessation of service as a Director of IDEX Corporation,

             ______       five years after the year for which compensation is deferred, or

             ______       ten years after the year for which compensation is deferred.


     I understand that in the event that my directorship with IDEX Corporation terminates for any reason other than death, payment of the balance of my Accounts shall be accelerated beginning on the January 1 following my cessation of service as a director and I shall receive such payment or the distribution of such payment will commence as elected above. I understand that in the event of my death, payment of the entire balance of my Accounts shall be made to my beneficiary(ies) as soon as practicable following my death. I also understand that in the event of a change of control, payment of the entire balance of my Accounts in one lump sum will be made immediately upon the occurrence of the event giving rise to the change of control.

     I acknowledge that I have received a copy of the Plan, and I understand that all of my deferred Director's compensation and my Deferred Compensation Accounts are subject to the terms and conditions of the Corporation's Directors Deferred Compensation Plan, including that such Accounts are unfunded and my right to such compensation is subject to the claims of general creditors.


                                    -----------------------------------
                                    Director's Name


Dated:
      -------------------           -----------------------------------
                                    Director's Signature

                                                                       Exhibit B

                                IDEX CORPORATION
                     SECOND AMENDED AND RESTATED DIRECTORS
                           DEFERRED COMPENSATION PLAN
                             INVESTMENT CHANGE FORM



                                   **********

INVESTMENT CHANGE

      I hereby elect to change the vehicle used for the investment of Deferred Amounts under the Plan from Interest-Bearing Account to Deferred Compensation Units Account for the following Plan Year(s): ______________.

     I understand that the number of Deferred Compensation Units to be credited to the Deferred Compensation Units Account as a result of this investment change election will be based upon the value of IDEX Corporation's Common Stock on the fourth business day following the date of release of the quarterly or annual summary statement of sales and earnings preceding this election, as specified in Section 3.1(c) of the Second Amended and Restated Directors Deferred Compensation Plan.

                                   **********



----------------------------            ------------------------------
Name                                    Social Security Number


----------------------------            ------------------------------
Signature                               Date

                                                                       EXHIBIT C

                                IDEX CORPORATION
                     SECOND AMENDED AND RESTATED DIRECTORS
                           DEFERRED COMPENSATION PLAN
                          BENEFICIARY DESIGNATION FORM


Name                                                    [ ]  Original
     ---------------------------------------

Social Security Number                                  [ ]  Change
                      ----------------------


Instructions: This form is used to designate a beneficiary under the Second Amended and Restated IDEX Corporation Directors Deferred Compensation Plan.
The percentages indicated must total 100%. If you desire, you may indicate a primary beneficiary(ies) and a contingent beneficiary(ies) (the person who will receive the benefit if your primary beneficiary does not survive you).



I hereby direct that any benefits which may become payable under the Second Amended and Restated IDEX Corporation Directors Deferred Compensation Plan on my death be paid as I have indicated below:


Name of Beneficiary*            Relationship       Address           Percentage

--------------------            -------            ------------      -------

--------------------            -------            ------------      -------

--------------------            -------            ------------      -------

--------------------            -------            ------------      -------


* See reverse side for alternative designations


I understand that if I do not complete this form or if my beneficiary does not survive me, the benefits will be paid to my estate.



SIGN HERE:


---------------------------                             ---------------------
       Signature                                                Date

                    OTHER TYPES OF BENEFICIARY DESIGNATIONS


   TYPE OF BENEFICIARY                LANGUAGE TO BE USED


1. One Beneficiary and      Dorothy Smith, Wife, if she survives
   per stirpes provision    me; otherwise, the issue of my
   for unnamed children     marriage to said Wife who survives me,
   and their children.      per stirpes.  (This provides that
                            Children shall take equally but that
                            Children of a deceased Child shall
                            take equally the share their parent
                            would have received if living.)


2. One Beneficiary and      Dorothy Smith, Wife, if she survives
   Unnamed Children.        me; otherwise in equal shares to such
                            of the Children born of my marriage to
                            said Wife as survive me.


3. Two Beneficiaries in     Three-eighths (3/8) to Peter Smith,
   Unequal Portions.        Father, and five-eighths (5/8) to Joan
                            Smith, Mother, if both survive me;
                            otherwise all to such one of them as
                            survive me.


4. Trustee (see note        (Name and Complete Address) Trustee,
   below)                   under a trust agreement with me
                            dated ________, or to the successor
                            in said Trust.


5. Common Disaster          Dorothy Smith, if living on the tenth
                            (10) day after my death; otherwise, in
                            equal shares to such of the Children
                            born of my marriage to said Wife as
                            survive me.


6. Director's Estate        Executor or Administrator of my Estate.



NOTE:  Enter the address for each beneficiary.

      If a beneficiary is a married women, her given name must be used; for example: "Mary A. Doe" and not "Mrs. John C. Doe".

      If a beneficiary is not related to the Director, use the term "no relation".

      Under No. 1 through No. 3, the phrase "otherwise the executor or administrator of my estate" may be added to the designation if desired by the Director.

      No. 4 should not be used unless there is an executed Trust Agreement in existence.

                                                                       EXHIBIT D


                                IDEX CORPORATION
                 SECOND AMENDED AND RESTATED DIRECTORS DEFERRED
                               COMPENSATION PLAN
                DEFERRAL DISTRIBUTION DATE ELECTION CHANGE FORM


CHANGE IN DEFERRAL DISTRIBUTION DATE ELECTION

     I hereby elect to change my distribution date for my Deferred Amount (for compensation originally deferred from the 19__ calendar year) from January 1, _________ (the "Current Distribution Date") to. January 1 following [check one]:

       ______  my cessation of service as a Director of IDEX Corporation.

       ______  five years after the Current Distribution Date.

       ______  ten years after the Current Distribution Date.


     I understand that this new deferral election may not be made earlier than the later of my Current Distribution Date or the first day of the second deferral year following the year in which the change in the deferral is made. I also understand that I may not make a new deferral election during the four calendar years following the year in which I have made my last change in the deferral distribution date.


                                        --------------------------------
                                        Director's Name

Dated:
       --------------------
                                        --------------------------------
                                        Director's Signature



                                     D-1